Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2019, in the Registration Statement (Form S-1) and related Prospectus of Envista Holdings Corporation for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Tysons, Virginia
July 22, 2019

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